The Law Office of Timothy S. Orr, PLLC

4328 West Hiawatha Dr., Ste 101

Spokane, WA 99208

Telephone: (509)  462.2926

Facsimile:   (509) 762.0303

February 11, 2011

United States Securities and Exchange Commission

100 F Street

Washington, D.C. 20549

RE: Legal Opinion Pursuant to SEC Form S-1/A Registration Statement –China Complant Group Incorporation (the "Company"), a Nevada corporation

To Whom It Concerns:

I have acted as special counsel to the Company for the limited purpose of rendering this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of this Registration Statement on Form S-1/A (the “Registration Statement”), relating to the proposed sale by the selling shareholders listed therein (the “Selling shareholders”) of 194,960 shares of the Company’s common stock (the “Common Stock”).

I was not engaged to prepare or review any portion of the Registration Statement. I express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement

In my capacity as special counsel to the Company, I have examined instruments, documents, and records, which I have deemed relevant and necessary for the basis of my opinion, including, but not limited to, the Registration Statement, the Certificate of Incorporation of the Company, the By-Laws of the Company, and the records of corporate proceedings relating to the issuance of Shares. Additionally, I have reviewed and made such other examinations of law and fact as I have deemed relevant to form the opinion hereinafter expressed.

I have examined such documents in light of the applicable laws of the State of Nevada, including all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

In such examinations, I have assumed the legal capacity of all natural persons, the authenticity and completeness of all instruments presented to me as original documents, the conformity to the authentic originals of all documents supplied to me as certified or photostatic or faxed copies, the genuineness of all signatures, and the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

In conducting my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

Based upon and subject to the foregoing, I make the following opinion on the legality of the securities being registered. I am of the opinion that:

1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada, with corporate power to conduct its business as described in the Registration Statement.

2. The Company has an authorized capitalization of 70,000,000 shares of Common Stock, $0.0001 par value and 2,000,000 shares of Preferred Stock Class A, $0.0001 par value.

3. The 194,960 Shares that are being offered by the Selling Shareholders are legally issued, fully paid and non-assessable.

This opinion letter is limited to the status of shares to be offered by the Selling Shareholders under the Registration Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

I hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Interests of Named Experts and Counsel" in the Prospectus. In giving this consent, I do not hereby admit that I am an "expert" under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. Further, in giving this consent I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated therein or Item 509 of Regulation S-K.

/s/Timothy S. Orr

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The Law Office of Timothy S. Orr, PLLC